Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Fourth Quarter 2022 Financial Results
and Full Year 2023 Financial Guidance

San Diego, February 22, 2023 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter and year ended December 31, 2022 and provided its financial guidance for the year ending December 31, 2023.

2022 Financial Highlights

In comparing the year ended December 31, 2022 to the same period of 2021:

•Worldwide installed base increased 29 percent to approximately 420,000 customers.
•Worldwide GAAP sales increased 14 percent to $801.2 million; worldwide non-GAAP sales increased 15 percent to $804.8 million.
◦GAAP sales in the United States increased 12 percent; non-GAAP sales increased 13 percent.
◦Renewal pump shipments in the U.S. increased approximately 60 percent.
◦Sales outside the U.S. increased 19 percent.
•$616.9 million in cash, cash equivalents & short-term investments as of December 31, 2022.

Recent Strategic Highlights

•Expanded worldwide insulin pump market with approximately half of new U.S. customers adopting t:slim X2 from using multiple daily injection.
•Exited 2022 with record growth rate in renewal pump shipments of 75 percent in the fourth quarter.
•Achieved the milestone of having approximately 500,000 patient years of data in our t:connect platform for users of the t:slim X2 in the United States.
•Acquired AMF Medical SA, developer of the ergonomic, rechargeable Sigi™ Patch Pump that features use of pre-filled insulin cartridges.
•Received Great Place to Work Certification™, a prestigious award based entirely on results from in-depth employee surveys around their experience working at the Company.

Exhibit 99.1
“In 2022, we continued to expand the worldwide insulin pump market, bringing the benefits of our t:slim X2 technology to more people living with diabetes,” said John Sheridan, president and chief executive officer. “In the year ahead, we are focused on driving growth by promoting our best-in-class Control-IQ technology, with future acceleration to come from delivering multiple new product innovations.”

Fourth Quarter and Year End 2022 Sales Results Compared to 2021

In September 2022, the Company began offering the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform when available. As a result of this program, and as previously announced, the Company is now providing select financial results on both a GAAP and non-GAAP basis. Additional information, including the accounting treatment of this program, can be found under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in this press release.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
$ in millions	2022	2022	2021	2022	2022	2021
	GAAP	Non-GAAP	GAAP	GAAP	Non-GAAP	GAAP
Pump Shipments
United States	23,684	N/A	25,712	83,554	N/A	83,317
Outside United States	11,939	N/A	11,873	44,785	N/A	44,995
Total Worldwide	35,623	N/A	37,585	128,339	N/A	128,312

Sales
United States	$165.8	$168.7	$160.9	$588.8	$592.3	$524.9
Outside United States	54.7	54.7	49.1	212.4	212.4	177.9
Total Worldwide	$220.5	$223.4	$210.0	$801.2	$804.7	$702.8

Fourth Quarter 2022 Additional Financial Results Compared to Fourth Quarter 2021

•Gross profit: GAAP gross profit increased to $115.5 million, compared to $113.7 million. GAAP gross margin was 52 percent, compared to 54 percent.

Non-GAAP gross profit(1) increased to $118.5 million. Non-GAAP gross margin(1) was 53 percent.

•Operating income (loss): GAAP operating loss totaled $17.8 million, or negative 8 percent of sales, compared to operating income of $12.7 million, or 6 percent of sales.

Non-GAAP operating loss(1) totaled $2.4 million, or negative 1 percent of sales.

Adjusted EBITDA(1) was $25.7 million, or 11 percent of sales, compared to $33.4 million, or 16 percent of sales.

•Net income (loss): GAAP net loss(1) was $15.9 million, compared to net income of $10.8 million.

Non-GAAP net loss(1) was $0.5 million.

The fourth quarter 2022 non-GAAP(1) additional financial results exclude the $3.0 million impact associated with the Tandem Choice program, as well as $12.4 million for certain facility consolidation costs and $28.1 million non-cash depreciation and stock-based compensation charges.

Full Year 2022 Additional Financial Results Compared to Full Year 2021

•Gross profit: GAAP gross profit increased to $413.0 million, compared to $376.2 million. GAAP gross margin was 52 percent, compared to 54 percent.

Exhibit 99.1

Non-GAAP gross profit(1) increased to $416.5 million. Non-GAAP gross margin(1) was 52 percent.

•Operating income (loss): GAAP operating loss totaled $92.8 million, or negative 12 percent of sales, compared to operating income of $22.7 million, or 3 percent of sales.

Non-GAAP operating loss(1) totaled $45.8 million, or negative 6 percent of sales.

Adjusted EBITDA(1) was $53.4 million, or 7 percent of sales, compared to $97.3 million, or 14 percent of sales.

•Net income (loss): GAAP net loss(1) was $94.6 million, compared to net income of $15.6 million.

Non-GAAP net loss(1) was $47.6 million.

The full year 2022 non-GAAP(1) additional financial results exclude the $3.5 million impact associated with the Tandem Choice program, as well as $12.4 million for certain facility consolidation costs, $31.0 million for certain Capillary Biomedical, Inc. acquisition costs and $99.2 million non-cash depreciation and stock-based compensation charges.

See tables for additional financial information.

2023 Financial Guidance

For the year ending December 31, 2023, the Company is providing financial guidance as follows:

•Non-GAAP sales(1) are estimated to be in the range of $885 million to $900 million, which represents an annual sales growth of 10 percent to 12 percent compared to 2022.
▪Sales inside the United States of approximately $650 million to $660 million.
▪Sales outside the United States of approximately $235 million to $240 million.
•Non-GAAP gross margin(1) is estimated to be approximately 52 percent.
•Adjusted EBITDA margin(1) is estimated to be approximately 5 percent to 6 percent of sales.
◦Includes approximately 3 percent from the impact of operating costs associated with the acquisitions of Capillary Biomedical and AMF Medical.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $115 million. This includes:
▪Approximately $95 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.
(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Exhibit 99.1
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. Such deferrals will be recognized on a customer-by-customer basis following the commercial launch of the Company’s new hardware platform. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate. Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility is automatic and no election is necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. An affirmative election is only required when the new hardware platform is commercially available, at which time any customer fees will be received and recognized as a sale.
•The expiration date of Tandem Choice is December 31, 2024.

Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BI676b1bca7fca4eeaa60be7e9c39f206b) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company headquartered in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care is a registered trademark and t:slim X2 and Control-IQ are trademarks of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and $TNDM.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales, including expansion into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the depth and duration of the COVID-19 pandemic, and the global response thereto; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$616,901	$623,811
Accounts receivable, net	114,717	110,725
Inventories	111,117	68,551
Other current assets	7,241	8,433
Total current assets	849,976	811,520

Property and equipment, net	68,552	50,386
Operating lease right-of-use assets	110,626	27,503
Other long-term assets	23,631	15,728
Total assets	$1,052,785	$905,137

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$104,007	$89,007
Operating lease liabilities	13,121	9,279
Deferred revenue	18,837	10,182
Other current liabilities	29,325	23,388
Total current liabilities	165,290	131,856

Convertible senior notes, net - long-term	283,232	281,467
Operating lease liabilities - long-term	123,524	23,922
Deferred revenue - long-term	16,874	16,940
Other long-term liabilities	23,918	17,840
Total liabilities	612,838	472,025

Total stockholders’ equity	439,947	433,112
Total liabilities and stockholders’ equity	$1,052,785	$905,137

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales	$220,502	$209,996	$801,217	$702,799
Cost of sales	104,979	96,267	388,231	326,584
Gross profit	115,523	113,729	412,986	376,215

Operating expenses:
Selling, general and administrative	97,692	71,498	335,681	261,508
Research and development	35,585	29,493	139,114	92,054
Acquired in-process research and development expenses	23	—	31,039	—
Total operating expenses	133,300	100,991	505,834	353,562
Operating income (loss)	(17,777)	12,738	(92,848)	22,653
Total other income (expense), net	1,664	(1,593)	(4)	(6,752)
Income (loss) before income taxes	(16,113)	11,145	(92,852)	15,901
Income tax expense (benefit)	(261)	337	1,742	335
Net income (loss)	$(15,852)	$10,808	$(94,594)	$15,566

Net income (loss) per share - basic	$(0.25)	$0.17	$(1.47)	$0.25
Net income (loss) per share - diluted	$(0.25)	$0.16	$(1.47)	$0.24

Weighted average shares used to compute basic net income (loss) per share	64,384	63,650	64,146	63,000
Weighted average shares used to compute diluted net income (loss) per share	64,384	65,927	64,146	64,349

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

		(Unaudited)
($'s in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
United States:
Pump	$92,614	$98,174	(6)%	$329,061	$319,898	3%
Infusion sets	53,088	43,136	23%	181,578	140,387	29%
Cartridges	22,685	19,239	18%	80,187	63,375	27%
Other	344	333	3%	1,488	1,247	19%
Deferral for Tandem Choice	(2,950)	—	—%	(3,549)	—	—%
Total GAAP Sales in the United States	$165,781	$160,882	3%	$588,765	$524,907	12%
Adjustment for Tandem Choice	2,950	—	—%	3,549	—	—%
Total Non-GAAP Sales in the United States	$168,731	$160,882	5%	$592,314	$524,907	13%

Outside the United States:
Pump	$27,347	$26,158	5%	$102,846	$96,458	7%
Infusion sets	19,654	15,989	23%	76,912	57,063	35%
Cartridges	7,434	6,631	12%	31,973	23,509	36%
Other	286	336	(15)%	721	862	(16)%
Total Sales Outside the United States	$54,721	$49,114	11%	$212,452	$177,892	19%

Total GAAP Worldwide Sales	$220,502	$209,996	5%	$801,217	$702,799	14%
Adjustment for Tandem Choice	2,950	—	—%	3,549	—	—%
Total Non-GAAP Worldwide Sales	$223,452	$209,996	6%	$804,766	$702,799	15%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS
Table D

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Pumps Shipped:
United States	23,684	25,712	(8)%	83,554	83,317	—%
Outside the United States	11,939	11,873	1%	44,785	44,995	—%
Total Pumps Shipped	35,623	37,585	(5)%	128,339	128,312	—%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP sales	$220,502	$209,996	$801,217	$702,799
Adjustments for Tandem Choice (1)	2,950	—	3,549	—
Non-GAAP sales	$223,452	$209,996	$804,766	$702,799

GAAP gross profit	$115,522	$113,729	$412,986	$376,215
Adjustments for Tandem Choice(1)	2,950	—	3,549	—
Non-GAAP gross profit	$118,472	$113,729	$416,535	$376,215
Non-GAAP gross margin(4)	53%	54%	52%	54%

GAAP operating income (loss)	$(17,778)	$12,738	$(92,848)	$22,653
Acquired in-process research and development(2)	23	—	31,039	—
Non-recurring facility consolidation costs(3)	12,420	—	12,420	—
Adjustments for Tandem Choice(1)	2,950	—	3,549	—
Non-GAAP operating income (loss)	$(2,385)	$12,738	$(45,840)	$22,653
Non-GAAP operating margin(4)	(1)%	6%	(6)%	3%

GAAP net income (loss)	$(15,853)	$10,808	$(94,594)	$15,566
Income tax expense (benefit)	(261)	337	1,742	335
Interest income and other, net	(3,199)	47	(6,057)	(674)
Interest expense	1,579	1,514	6,208	6,040
Depreciation and amortization	3,641	3,520	14,330	13,845
EBITDA	$(14,093)	$16,226	$(78,371)	$35,112
Change in fair value of common stock warrants	(44)	32	(147)	1,386
Stock-based compensation expense	24,441	17,099	84,918	60,752
Acquired in-process research and development(2)	23	—	31,039	—
Non-recurring facility consolidation costs(3)	12,420	—	12,420	—
Adjustments for Tandem Choice(1)	2,950	—	3,549	—
Adjusted EBITDA	$25,697	$33,357	$53,408	$97,250
Adjusted EBITDA Margin(4)	12%	16%	7%	14%

GAAP net income (loss)	$(15,853)	$10,808	$(94,594)	$15,566
Acquired in-process research and development(2)	23	—	31,039	—
Non-recurring facility consolidation costs(3)	12,420	—	12,420	—
Adjustments for Tandem Choice(1)	2,950	—	3,549	—
Non-GAAP net income (loss)	$(460)	$10,808	$(47,586)	$15,566
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) The Company recorded a $31.0 million charge representing the value of acquired in-process research and development assets with no alternative future use, and acquisition related expenses.
(3) The Company recorded $12.4 million of facility consolidation costs primarily related to our office space in Boise, Idaho.
(4) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.